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                                                                    Exhibit 10.2

Crescent
Bank and Trust


                              Consulting Agreement
                              --------------------


This consulting agreement is between Crescent Bank and Trust and Henry M. Wallis. The term of this agreement is January 1, 1998 to December 31, 2008. Mr. Wallis in signing this agreement agrees to a non-compete clause with regard to automobile sub-prime lending until this agreement has expired. For services listed below Mr. Wallis will be compensated $3,000 per month in salary plus Family Major Medical Coverage:

     1. Mr. Wallis will be available via the telephone for all Crescent Bank & Trust management, lenders and collection personnel for consultation purposes on any lending or collection matters.

     2. Mr. Wallis will be available to monitor all information concerning the potential purchase of loan packages.

In addition, Mr. Wallis will be available to Crescent Bank & Trust at a rate of $50.00 per hour (not to exceed 400 hours annually) to perform the following:

          a.)  loan package due diligence
          b.)  loan quality control
          c.)  branch marketing surveys
                    or
          d.)  any other area management feels he can be of benefit


/s/ Gary N. Solomon                           12/28/97
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Gary N. Solomon                               Date
CEO - Crescent Bank & Trust


/s/ Henry M. Wallis                           12/28/97
----------------------------                  ---------------------------------
Henry M. Wallis                               Date


Approved by:

Board of Directors
Crescent Bank & Trust


/s/ Martha N. Solomon                         12/28/97
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Martha N. Solomon                             Date
Secretary